Exhibit 21.01

Subsidiary Name	State of Incorporation
1501 Broadway Restaurant Corp.	New York
Benihana Bethesda Corp.	New York
Benihana Brickell Station Corp.	Delaware
Benihana Broomfield Corp.	Delaware
Benihana Carlsbad Corp.	Delaware
Benihana Chandler Corp.	Delaware
Benihana Chicago Corp.	Delaware
Benihana Columbus Corp.	Delaware
Benihana Coral Springs Corp.	Delaware
Benihana Encino Corp.	California
Benihana International Inc.	Delaware
Benihana Las Colinas Corp.	Texas
Benihana Lincoln Road Corp. (f/k/a Rudy’s Sirloin SteakBurgers, Inc.)	Florida
Benihana Lombard Corp.	Illinois
Benihana Marina Corp.	California
Benihana Meadowlands Corp.	Delaware
Benihana Monterey Corporation (f/k/a Benihana Development Corp.)	Delaware
Benihana National Corp.	Delaware
Benihana National of Florida Corp.	Delaware
Benihana New York Corp. (f/k/a Benihana Frozen Food Corp.)	Delaware
Benihana Plano Corp.	Texas
Benihana of Puente Hills Corp.	Delaware
Benihana of Texas, Inc.	Texas
Benihana Ontario Corp.	Delaware
Benihana Orlando Corp.	Delaware
Benihana Park Central Club, Inc. (D/B/A Benihana Private Club)	Texas
Benihana Plymouth Meeting Corp.	Delaware
Benihana Schaumburg Corp.	Delaware
Benihana Sunrise Corp.	Delaware
Benihana Tucson Corp.	Delaware
Benihana Westbury Corp.	Delaware
Benihana Westwood Corp.	Delaware
Benihana Wheeling Corp.	Delaware
Benihana Winter Park Corp.	Delaware
Benihana Woodlands Corp.	Texas
Big Splash Kendall Corp.	Delaware
Haru Amsterdam Avenue Corp.	New York
Haru Food Corp.	New York
Haru Gramercy Park Corp. (f/k/a Haru Soho Corp.)	New York
Haru Holding Corp.	Delaware
Haru Park Avenue Corp.	Delaware
Haru Philadelphia Corp.	Delaware
Haru Prudential Corp.	Delaware
Haru Third Avenue Corp.	New York
Haru Too, Inc.	New York
Haru Wall Street Corp.	Delaware
Maxwell’s International Inc.	Delaware
Noodle Time Inc.	Florida
RA Ahwatukee Restaurant Corp.	Delaware
RA Fashion Valley Corp.	Delaware
RA Houston Corp.	Texas
RA Kierland Restaurant Corp.	Delaware
RA Scottsdale Corp.	Delaware
RA Sushi Atlanta Midtown Corp.	Delaware
RA Sushi South Miami Corp.	Delaware
RA Sushi Chicago Corp. (f/k/a Benihana State & Elm Corp., f/k/a Benihana Beachplace, Inc.)	Delaware
RA Sushi City Center Corp.	Texas

Subsidiary Name	State of Incorporation
RA Sushi Corona Corp.	Delaware
RA Sushi Baltimore Corp.	Delaware
RA Sushi Chino Hills Corp.	Delaware
RA Sushi Denver Corp.	Delaware
RA Sushi Fort Worth Corp.	Texas
RA Sushi Glenview Corp.	Delaware
RA Sushi Holding Corp.	Delaware
RA Sushi Huntington Beach Corp.	Delaware
RA Sushi Las Vegas Corp.	Nevada
RA Sushi Leawood Corp.	Delaware
RA Sushi Leawood Corp.	Kansas
RA Sushi Lombard Corp.	Delaware
RA Sushi Mesa Corp.	Delaware
RA Sushi Orlando Corp.	Delaware
RA Sushi Palm Beach Gardens Corp.	Delaware
RA Sushi Pembroke Pines Corp.	Delaware
RA Sushi Pittsburgh Corp. (f/k/a Benihana Memphis II Corp.)	Delaware
RA Sushi Plano Corp.	Texas
RA Sushi San Diego Corp.	Delaware
RA Sushi Tucson Corp.	Delaware
RA Sushi Torrance Corp.	Delaware
RA Sushi Tustin Corp.	Delaware
RA Sushi Westwood Corp.	Delaware
RA Tempe Corp.	Delaware
Rudy’s Restaurant Group, Inc.	Nevada
Teppan Restaurants Ltd.	Oregon
The Samurai, Inc.	New York